Exhibit 10.5
RESTRICTED STOCK AWARD AGREEMENT
pursuant to the
2007 PERFORMANCE AND EQUITY INCENTIVE PLAN
of
DELTA PETROLEUM CORPORATION
     This Agreement, effective as of February 9, 2007 (“Date of Grant”), is between Delta Petroleum Corporation, a Delaware corporation (the “Company”) and the undersigned participant (the “Participant”) who is an officer of the Company.
     WHEREAS, the Board has adopted, and the stockholders have approved, the 2007 Performance and Equity Incentive Plan of Delta Petroleum Corporation (the “Plan”), all terms defined in the Plan will have the same meanings in this Agreement unless otherwise defined herein; a copy of the Plan has been delivered to Participant contemporaneously herewith;
     WHEREAS, the Plan provides for the granting of restricted stock awards to eligible participants as determined by a Committee of the Board of Directors consisting of two or more persons, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under Section 16 of the Securities Exchange Act; and
     WHEREAS, the Committee has determined that Participant is a person eligible to receive a restricted stock award under the Plan and has determined that it would be in the best interest of the Company to grant the restricted stock award provided for herein (the “Award”).
     NOW, THEREFORE, in consideration of the Participant’s service to the Company and the mutual promises made herein and the mutual benefits derived therefrom, the parties agree as follows:
     1. Summary of Terms. The following is a summary of the terms of the Award:

Name of Participant:	Ted Freedman

Number of Shares:	240,000 shares of the Company’s Common Stock (“Common Stock”), subject to vesting in tranches as set forth below (the “Award Shares”).

Issue Date:	The Award Shares shall be issued on the date first set forth above.

Vesting Schedule:	(a) 40,000 of the Award Shares (the “Tranche 1 Award Shares”) shall become vested in full as of the date that the average daily closing price of the Common Stock on the principal United States securities exchange or trading market on which the Common Stock is traded (the “Applicable Market”) equals or exceeds $40.00 for trading days within any period of 90 calendar days during the Term

(as defined in Section 3), provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $40.00.

(b) 40,000 of the Award Shares (the “Tranche 2 Award Shares”) shall become vested in full as of the date that the average daily closing price of the Common Stock on the Applicable Market equals or exceeds $50.00 for trading days within any period of 90 calendar days during the Term, provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $50.00 and provided, further that the Tranche 2 Award Shares shall not vest unless the foregoing vesting criteria are met at least 365 days after the date the Tranche 1 Award Shares vested.

(c) 40,000 of the Award Shares (the “Tranche 3 Award Shares”) shall become vested in full as of the date that the average daily closing price of the Common Stock on the Applicable Market equals or exceeds $60.00 for trading days within any period of 90 calendar days during the Term, provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $60.00 and provided, further that the Tranche 3 Award Shares shall not vest unless the foregoing vesting criteria are met at least 365 days after the date the Tranche 2 Award Shares vested.

(d) 60,000 of the Award Shares (the “Tranche 4 Award Shares”) shall become vested in full as of the date that the average daily closing price of the Common Stock on the Applicable Market equals or exceeds $75.00 for trading days within any period of 90 calendar days during the Term, provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $75.00 and provided, further that the Tranche 4 Award Shares shall not vest unless the foregoing vesting criteria are met at least 365 days after the date the Tranche 3 Award Shares vested.

(e) 60,000 of the Award Shares (the “Tranche 5 Award Shares”) shall become vested in full as of the date that the average daily closing price of the Common Stock on the Applicable Market equals or exceeds $90.00 for trading days within any period of 90 calendar days during the Term, provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $90.00 and provided, further that the Tranche 5 Award Shares shall not vest unless the foregoing vesting criteria are met at least 365 days after the date the Tranche 4 Award Shares vested.

(f) Notwithstanding the foregoing and without regard to any time frames contemplated above, immediately prior to a Change in Control, the Award Shares then available for vesting shall vest to the extent that the Fair Market Value of a share of Common Stock equals or exceeds the relevant vesting threshold contemplated in subsections (a) through (e) above and, to the extent that such Fair Market Value of a share of Common Stock is greater than one vesting threshold but less than the next vesting threshold, the number of Award Shares in the next vesting segment will vest according to the following formula: (i) Total shares of Common Stock in such segment, multiplied by (ii) (A) the acquisition price per share of Common Stock less (B) the prior vesting threshold, divided by (iii) the difference between the two applicable price thresholds.
     2. Award of Award Shares. Subject to the terms and conditions of the Plan and this Agreement, the Company grants to the Participant the Award Shares under the Plan to be issued on the date first set forth above.
     3. Term; Termination of Award Shares. All Award Shares not vested on or before the 10th anniversary of the Issue Date (“Term”) shall be forfeited and Participant shall have no further rights with respect thereto, unless earlier forfeited as follows:
          (a) Termination as Employee. If Participant ceases for any reason to be an employee of the Company (whether due to resignation, death, disability, termination for cause, termination without cause, or otherwise; such date of termination, the “Service Termination Date”)), the unvested Award Shares shall be forfeited immediately upon such Service Termination Date and the Participant shall have no further rights with respect thereto.
          (b) Termination of Tranche 4 and 5 Award Shares. The Tranche 4 and 5 Award Shares shall be forfeited immediately in the event that the Tranche 1 Award Shares have not vested on or before March 31, 2008, and the Participant shall have no further rights with respect thereto.
          (c) Termination of Tranche 2 and 3 Award Shares. The Tranche 2 and 3 Award Shares shall be forfeited immediately in the event that the Tranche 1 Shares have not vested on or before March 31, 2009, and the Participant shall have no further rights with respect thereto.

     4. Withholding Taxes; Excise Taxes.
          (a) The Company shall have the right to deduct from the Award Shares paid any federal, state, local, or employment taxes which it deems are required by law to be withheld with respect to such payments. The Participant receiving Award Shares pursuant to the Award may be required to pay to the Company an amount required to be withheld with respect to the vesting of the Award Shares. At the request of the Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same. Notwithstanding the foregoing, the Company may establish procedures to permit a recipient to satisfy such obligation, if any, in whole or in part, and any other local, state or federal income tax obligations relating to such Award, by electing (the “Election”) to pay to the Company the amount of any such obligation (i) in cash or by certified or bank cashier’s check or by personal check (subject to collection); (ii) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the participant at the time of exercise for a period of at least six months and otherwise acceptable to the Committee, provided that no securities may be surrendered in payment of such obligation if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Award for financial reporting purposes; or (iii) a combination of the foregoing methods. The value of shares tendered in payment of such obligation shall be the Fair Market Value of the Company’s Common Stock on the date that such shares are tendered to the Company, and the number of shares to be tendered shall, when aggregated with the value of any other permitted form of payment provided by the Participant, approximate as nearly as possible (but not exceed) the amount of such obligation being satisfied. Each Election must be made in writing to the Committee in accordance with election procedures established by the Committee.
          (b) To the extent a Participant and the Company have entered into a Change in Control Executive Severance Agreement (“CIC Agreement”), then to the extent receipt or vesting of any Award Shares hereunder would be subject to the Excise Taxes (as defined in the CIC Agreement), then the Participant shall receive a Gross-Up Payment (as defined in the CIC Agreement) and all other applicable benefits under Section 14 of the CIC Agreement in respect of such Excise Taxes.
     5. No Rights of a Stockholder. Except as set forth in the Plan, neither the Participant nor any legal representative, legatee or heir shall have any rights or privileges of a stockholder of the Company with respect to any Award Shares, in whole or in part, prior to the date that the Award Shares vests.
     6. Non-Transferability of the Award.
          (a) During the Participant’s lifetime, the Participant shall not sell, transfer, assign, pledge or otherwise encumber the Award Shares until all conditions to vesting have been met and the shares have been vested.
          (b) This Award shall not be transferable other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer.
          (c) In the event of (i) any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Award, except as provided for herein, or (ii) the levy of any attachment, execution or similar process upon the rights or interests herein conferred, the Company may terminate the Award by notice to the Participant and it shall thereafter become null and void.
     7. Amendments and Termination. The Company may (a) amend, alter or discontinue the Plan, (b) amend the terms of this Award prospectively or retroactively, or (c) substitute a new Award for this Award, but no amendment, alteration, substitution or discontinuation shall be made (except those specifically permitted under other provisions of this Agreement or the Plan) which would impair the rights of the Participant under the Award without the Participant’s consent.
     8. Tax Treatment of this Award. The tax treatment of shares subject to this Award and any events or transactions with respect thereto, may be dependent upon various factors or events that are not determined by this Agreement. The Company makes no representation with respect to, and disclaims all responsibility as to, such tax treatment. Participant acknowledges that he has been advised and has had the opportunity to consult with his own tax advisor with respect to this Agreement.
     9. Public Offering Restriction. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any Award Shares or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Award Shares without the prior written consent of the Company and its underwriters. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be required by the Company or its underwriters. In order to enforce the provisions of this Section, the Company may impose stop transfer instructions with respect the Award Shares and/or may require the Participant to deposit the Award Shares in escrow until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section, and, if requested by the underwriters, the Participant agrees to execute the underwriters’ standard form of lock-up agreement. This Section shall not apply to shares that are specifically included in shares registered under the Securities Act.
     10. Legend. All certificates evidencing shares purchased under this Agreement while the Participant is an “affiliate” of the Company (as such term is defined in Rule 144 promulgated under the Securities Act of 1933), shall bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN COMPLIANCE WITH RULE 144, OR (ii) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

     11. Notices. All notices under this Agreement shall be in writing and shall be deemed delivered when personally delivered to the Secretary of the Company or to the Participant or upon deposit of the same in the United States mail, first class postage prepaid, or upon delivery to a recognized overnight delivery service addressed in the case of mail or delivery service to the Secretary of the Company at the Company’s executive offices or to the Participant at Participant’s current address as shown on the records of the Company.
     12. Interpretation of this Agreement. The Award is granted pursuant to the terms of the Plan, which are incorporated herein by reference, and the Award and this Agreement shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and the Committee’s interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder.
     13. Governing Law. The validity, interpretation and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of Colorado, without giving effect to principles of conflict of laws.
     14. Preemption by Applicable Law or Regulations. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of shares to the Participant, any law, regulation, or requirements of any governmental authority having appropriate jurisdiction shall require either the Company or the Participant to take any action prior to or in connection with the shares of Common Stock then to be issued, sold, or repurchased, the issue, sale, or repurchase of such shares of Common Stock shall be deferred until such action shall have been taken.
     15. Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms of this Agreement shall be final, binding, and conclusive on all persons affected thereby.
     16. Construction. This Agreement has been entered into in accordance with the terms of the Plan, and wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
     17. Regulatory Compliance. No stock shall be issued hereunder until the Company has received all necessary regulatory approvals and has taken all necessary steps to assure compliance with federal and state securities laws or has determined to its satisfaction and the satisfaction of its counsel that an exemption from the requirements of the federal and applicable state securities laws are available.
[Signature page follows]

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

DELTA PETROLEUM CORPORATION, a Delaware
corporation

By:	/s/ Kevin K. Nanke
Kevin K. Nanke,
Chief Financial Officer

PARTICIPANT:

Ted Freedman

Name: Ted Freedman